Filed pursuant to Rule 424(b)(5)

Registration No. 333-298796

Prospectus Supplement

(To Prospectus dated September 17, 2026)

MAGIC EMPIRE GLOBAL LIMITED

2,678,572 Units
With Each Unit Consisting of One Class A Ordinary Share and One Warrant to Purchase One Class A Ordinary Share

2,678,572 Class A Ordinary Shares included in the Units

2,678,572 Warrants to Purchase up to 24,107,148 Class A Ordinary Shares

Up to 24,107,148 Class A Ordinary Shares Issuable upon Exercise of the Warrants
(which includes a zero exercise price option)

We are offering to certain institutional investors (the “Investors”), in a registered direct offering, 2,678,572 units (the “Units”), with each Unit consisting of (i) one Class A Ordinary Share and (ii) one warrant to purchase one Class A Ordinary Share (up to nine Class A Ordinary Shares pursuant to the zero exercise price option as described further below) (each, a “Warrant,” and collectively, the “Warrants”).

We are offering the Units at the public offering price of $1.12 per Unit. We are also registering up to 24,107,148 Class A Ordinary Shares underlying the Warrants (the “Warrant Shares”) pursuant to a zero exercise price option. Each Warrant will have an initial exercise price of $1.12 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the one-year anniversary of the issuance date.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can be purchased in this offering only with the accompanying Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this offering.

Each Warrant contains a cashless exercise provision which provides that a holder may effect a “cashless exercise,” if at the time of any exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of Class A Ordinary Shares calculated based on the formula set forth in the Warrant. In addition, whether or not an effective registration statement or prospectus is available, the Warrant holder may also effect an “alternative cashless exercise” ( i.e. a “zero exercise price option”) at any time on or after the issuance date. Under the zero exercise price option, the holder of the Warrants has the right, for no additional consideration, to receive nine Class A Ordinary Shares for each Warrant exercised, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. Subject to customary adjustments for share dividends, capitalizations, subdivisions or other changes in our share capital, the maximum number of Class A Ordinary Shares issuable upon cashless exercise of the Warrants (including zero exercise price option) is 24,107,148. We will not receive any proceeds from exercises under the zero exercise price option of the Warrants, as it is highly unlikely that a holder would choose to exercise the Warrants through cash payment or cashless exercise in lieu of the zero exercise price option.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any national securities exchange. This prospectus supplement also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the Warrants.

We have a dual-class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares with disparate voting powers. In respect of matters requiring the votes of our shareholders, holders of Class A Ordinary Shares will be entitled to one (1) vote per share, while holders of Class B Ordinary Shares will be entitled to one hundred (100) votes per share.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MEGL”. On September 25, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $1.12 per share.

We have retained Chaince Securities, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. The Placement Agent has no obligation to purchase and is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying base prospectus. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” for more information.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page S-10 of this prospectus supplement and on page 8 of the accompanying base prospectus, and under similar headings in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, before you invest in our securities.

Neither MEGL nor any of our subsidiaries conducts any business in Mainland China, and our operations are only located in Hong Kong. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in Mainland China may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us. Such governmental actions, if and when they occur:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete offerings or cause the value of our Class A Ordinary Shares to significantly decline or become worthless. In addition, during the years ended December 31, 2025 and 2024, we provided financial advisory and independent financial advisory services and compliance advisory services to a number of clients whose principal operations were located in Mainland China. Any modified or new laws and regulations of the PRC government may have significant impact to our clients whose principal operations were located in Mainland China which will in turn adversely impact our revenue, results of operations and the value of our shares.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, the “Guidance Rules and Notice”). The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (i) further clarification of the circumstances prohibiting overseas issuance and listing; (ii) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (iii) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and completed their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. As of the date of this prospectus supplement, the Group has no operations in Mainland China and we understand that the Group has not provided any IPO sponsorship and underwriting services to clients who had principal operations in Mainland China when the Trial Measures were in effect. As such, we understand that we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. However, during the years ended December 31, 2025 and 2024, the Group provided financial advisory and independent financial advisory services and compliance advisory services to a number of clients whose principal operations were located in Mainland China, and, as such, we may be subject to the requirements of the Trial Measures and CSRC rules and regulations may apply to us in the future. In addition, while we have no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies.

These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of proceeds from our offerings into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As of the date of this prospectus supplement, we are not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to this regulation; and (ii) we have no operations in Mainland China and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and we have not provided any initial public offering sponsorship and underwriting services to clients who have principal operations in Mainland China when the Trial Measures were in effect and are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. We also understand that MEGL, GFHL, GCL, GIL, MEIL and GCSL are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus supplement. No permissions or approvals have been applied for by us or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. As mentioned above, during the years ended December 31, 2025 and 2024, we provided financial advisory and independent financial advisory services and compliance advisory services to certain clients whose principal operations were located in Mainland China, and thus, we may be subject to the requirements of the Trial Measures and CSRC rules and regulations may apply to us in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless. In addition, while we have no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the United States Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB was required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq or any other U.S. securities exchange on which our securities are then listed. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. We cannot assure you that Nasdaq or other regulatory authorities will not apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Our independent registered public accounting firm, Marcum Asia CPAs LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Marcum Asia CPAs LLP’s compliance with applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis.

As a holding company, MEGL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. MEGL has the power and capacity under the laws of the British Virgin Islands (“BVI”) and its Memorandum and Articles of Association to provide funding to its subsidiaries incorporated in Hong Kong through loans or capital contributions. MEGL’s subsidiaries are permitted under the laws of Hong Kong to provide funding to MEGL through dividend distributions. If any of MEGL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to MEGL. As of the date of this prospectus supplement, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years December 31, 2025 and 2024, we did not declare or pay any dividends. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries by way of dividend payments.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering Price	$1.12	3,000,000.64
Placement Agents Fees(1)	$0.0784	210,000.04
Proceeds, before expenses, to us	$1.0416	2,790,000.60

(1)	We have agreed to pay the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to pay the Placement Agent a non-accountable expense allowance equal to 1.0% of the aggregate gross proceeds received by us in this offering. We also paid the Placement Agent a $50,000 sign-on fee in connection with entering into the Placement Agency Agreement (as defined herein). For additional information regarding compensation payable to the Placement Agent, see “Plan of Distribution” beginning on page S-20 of this prospectus supplement.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about September 29, 2026, subject to customary closing conditions.

Chaince Securities, LLC

The date of this prospectus supplement is September 28, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Neither we nor the Placement Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities offered hereby or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-298796) that we filed with the SEC, and was declared effective by the SEC on September 17, 2026. Before buying any of the securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Incorporation of Documents Reference” and “Where You Can Find More Information.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

Unless otherwise indicated otherwise, or unless the context otherwise requires, references in this prospectus supplement to:

“Company,” “Group,” “we,” “us” and “our” refer to Magic Empire Global Limited and its subsidiaries.

“Class A Ordinary Shares” refers to our Class A ordinary shares, no par value.

“Class B Ordinary Shares” refers to our Class B ordinary shares, no par value.

“GCL” refers to Giraffe Capital Limited.

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“GCSL” refers to Giraffe Corporate Services Limited.

“GEM Listing Rules” refers to the Rules Governing the Listing of Securities on GEM, as amended, supplemented or otherwise modified from time to time.

“GFHL” refers to Giraffe Financial Holdings Limited.

“GIL” refers to Giraffe Investment Limited.

“HKD” or “HK$” refers to the legal currency of Hong Kong.

“Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time.

“Mainland China” refers to the mainland of the People’s Republic of China, excluding Hong Kong and Macau.

“MEGL” refers to Magic Empire Global Limited.

“MEIL” refers to Magic Empire Investment Limited.

“Non-voting Ordinary Shares” refers to our non-voting ordinary shares, no par value.

“Operating Subsidiaries” refers to Giraffe Capital Limited, Giraffe Investment Limited, Magic Empire Investment Limited and Giraffe Corporate Services Limited.

“Ordinary Shares” refers to our Class A Ordinary Shares, Class B ordinary shares and Non-voting Ordinary Shares, collectively.

“PRC” or “China” refers to the People’s Republic of China, including, for the purpose of this prospectus, Hong Kong and Macau.

“SFC” refers to Securities and Futures Commission of Hong Kong.

“U.S. dollars” or “$” refers to the legal currency of the United States.

“WVHL” refers to Wishing Vision Holdings Limited.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These forward-looking statements include, but are not limited to, statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results; and

●	dependence on our senior management and key employees.

These statements are subjective, and involve known and unknown risks. They are based largely on our current expectations and projections about future events and financial trends, and are subject to uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any future results, performance or achievements described in or implied by such statements. Such risks, uncertainties and other factors include those listed in the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headings in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Actual results may also differ materially from expected results described in our forward-looking statements for reasons connected with measuring future developments, including:

●	the correct measurement and identification of factors affecting our business;

●	the extent of their likely impact; and/or

●	the accuracy and completeness of the publicly available information regarding the factors upon which our business strategy is based.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this prospectus supplement as a result of new information, future events or developments, except as required by applicable laws and regulations. We qualify all the forward-looking statements in this prospectus by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before making your investment decision with respect to the securities offered hereby, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including our financial statements and related notes, and other information incorporated by reference from our other filings with the SEC.

Our Company

Company Overview

We are a financial services provider in Hong Kong principally engaged in the provision of corporate finance advisory services. Our service offerings mainly comprise the following:

●	IPO sponsorship services: We act as sponsors to companies pursuing listing on the Main Board (the “Main Board”) of the Stock Exchange of Hong Kong Limited (the “Stock Exchange”) and GEM of the Stock Exchange (the “GEM”), advising and guiding them throughout the listing process in return for sponsor’s fees.

●	Financial advisory and independent financial advisory services: We act as (i) financial advisers (a) to our clients advising them on the terms and structures of proposed transactions, and the relevant implications and compliance matters under the Hong Kong regulatory framework for listed companies such as the Listing Rules, the GEM Listing Rules and the Takeovers Code; and (b) to clients pursuing listing on other stock exchanges; and (ii) independent financial advisers giving opinions or recommendations to the independent board committee and independent shareholders of listed companies, in return for advisory fees.

●	Compliance advisory services: We act as compliance advisers to listed companies on the Main Board and GEM and advise them on post-listing compliance matters in return for compliance advisory fees.

●	Corporate services: We provide corporate services which include accounting and financial reporting advisory, company secretarial services, internal control enhancement, investor relations advisory and other consulting services.

With the commencement of business of GCL, which was licensed to carry out Type 6 (advising on corporate finance) regulated activity in February 2017, we started providing corporate finance advisory services, including initial public offering (“IPO”) sponsorship services, financial advisory, independent financial advisory services and compliance advisory services. In September 2023, we commenced providing corporate services through GCSL.

Our Services

IPO sponsorship services

Our main responsibilities as a sponsor to listing applicants include: (i) guiding and advising listing applicants through the IPO process in respect of the Listing Rules and the GEM Listing Rules; (ii) leading, coordinating and managing the entire listing process including formulating timetable and offering strategies, advising the clients on the engagement of professional parties, anticipated costs and major milestones and challenges during the listing process; (iii) conducting due diligence (including conducting site visits and reviewing clients’ documents to understand clients’ major business operations, financial information, legal and compliance matters, conducting interviews with clients’ customers and suppliers and reviewing clients’ internal control matters and ensuring that the due diligence standards under Practice Note 21 to the Listing Rules or Practice Note 2 to the GEM Listing Rules (as the case may be) and the Code of Conduct are met) and assessing listing applicants’ suitability for listing; (iv) making submissions and addressing comments and matters raised by the regulators in connection with the listing application; (v) liaising with the intermediaries and underwriting syndicates; (vi) ensuring sufficient disclosure in the prospectus and application documents in compliance with the relevant regulatory requirements; (vii) assessing investors’ interests in the proposed listing; (viii) managing the process of the public offer to ensure it is conducted in a fair and orderly manner to ensure an open market for the shares to be issued under such public offer; and (ix) maintaining sufficient books and records to demonstrate that proper due diligence is conducted, contentions issues are investigated and how conclusions are reached.

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We charge our clients an agreed-upon sponsor fee, which is determined with reference to, among others, the estimated time and amount of work required, the complexity of restructuring and listing issues required to be resolved before application for listing, intensity of listing timetable and the scope of due diligence.

Financial advisory and independent financial advisory services

As a financial adviser, our main responsibilities include advising the clients on: (i) the engagement of professional parties and coordinating the professional parties throughout the transaction; (ii) the structure of a transaction; (iii) legal and compliance; (iv) financial and treasury management; (v) internal control and risk management as well as recommending potential investors.

As an independent financial adviser, we are mainly responsible for conducting reviews and analyses on the proposed transactions and assessing the fairness and reasonableness of the terms of the proposed transactions. Upon such assessments, we issue our opinion letters to the independent board committee and/or independent shareholders of listed issuers with voting recommendations, which are incorporated in the circulars pursuant to the Listing Rules, and the GEM Listing Rules. We are also responsible for assisting our clients to obtain the necessary clearance or approval in relation to our opinion letters from the Stock Exchange and/or the SFC.

We generally charge clients a fixed fee for our financial advisory and independent financial advisory services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Compliance advisory services

We act as a compliance adviser for listed companies on both Main Board and GEM. Pursuant to the Listing Rules and the GEM Listing Rules, each newly listed company in Hong Kong is required to engage a compliance adviser to assist it to comply with these rules for an initial period commencing from the listing date to the date on which it complies with the requirements in respect of its financial results for the first full financial year commencing after the date of listing under the Listing Rules for Main Board listings or for the second full financial year commencing after the date of its initial listing under the GEM Listing Rules for GEM listings. At any time after the initial period, the Stock Exchange may direct the listed company to appoint a compliance adviser for a specified period and to undertake the compliance advisory role as may be specified by the Stock Exchange.

As a compliance adviser, our main responsibilities include: (i) ensuring that clients are properly guided and advised as to compliance with the Listing Rules and the GEM Listing Rules (as the case may be); (ii) upon the clients notifying us of a proposed change in the use of proceeds of the initial public offering, discussing with the clients (a) their operating performance and financial condition by reference to their business objectives and use of issue proceeds as stated in the listing document; (b) compliance with the terms and conditions of any waivers granted from the Listing Rules or the GEM Listing Rules (as the case may be); (c) whether any profit forecast or estimate in the listing document will be or has been met by the clients and advise the clients to notify the Stock Exchange and inform the public in a timely and appropriate manner; and (d) compliance with any undertakings provided by the clients and its directors at the time of listing, and, in the event of non-compliance, discuss the issue with the board of directors of the clients and make recommendations to the board regarding appropriate remedial steps; (iii) accompanying the clients to any meetings with the Stock Exchange, unless otherwise requested by the Stock Exchange; (iv) in relation to an application by the clients for a waiver from any of the requirements in Chapter 14A of the Listing Rules or Chapter 20 of the GEM Listing Rules (as the case may be), advising the clients on their obligations and in particular the requirement to appoint an independent financial adviser; and (v) providing advices to the clients upon their requests before the publication of any regulatory announcement, circular or financial report, where a transaction which might be a notifiable or connected transaction is contemplated including share issues and share repurchases and where the clients proposes the change of the use of the proceeds of IPOs.

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We generally charge clients a monthly fixed fee for our compliance advisory services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Corporate services

Our corporate services include accounting and financial reporting advisory, company secretarial services, internal control enhancement, investor relations advisory and other consulting services.

We generally charge clients a monthly fixed fee or a fixed fee for our corporate services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Corporate History and Structure

In May 2016, MEGL was incorporated under the laws of the BVI, as the ultimate holding company of our Group.

In June 2016, GFHL was incorporated under the laws of Hong Kong, as an intermediate holding company.

In June 2016, GCL was incorporated under the laws of Hong Kong to provide corporate finance services.

GCL was licensed to undertake Type 6 (Advising on corporate finance) regulated activity and act as sponsor by the SFC in February 2017.

In September 2022, GIL and MEIL were incorporated under the laws of Hong Kong as investment holding companies.

In August 2023, GCSL was incorporated under the laws of Hong Kong to provide corporate services.

In July 2026, WVHL was incorporated under the laws of the BVI, as an intermediate holding company.

Recent Developments

Resignations of Chairman, Chief Executive Officer and Directors and Appointments of New Chairperson, Interim Chief Executive Officer and Directors

On, and effective, June 11, 2026, (i) Mr. Wai Ho Chan resigned from his positions as a member, and Chairman, of our Board, (ii) Mr. Sze Hon Johnson Chen resigned from his positions as our Chief Executive Officer and a member of our Board, and (iii) Ms. Ka Lee Lam resigned from her position as a member of our Board.

Effective on June 11, 2026, our Board appointed (i) Ms. Shufen Huang as our Interim Chief Executive Officer, and a member, and the Chairperson, of our Board, (ii) Ms. Jingxin Feng as a member of our Board and (iii) Mr. Ke Yang as a member of our Board.

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

On, and effective, June 15, 2026, Ms. Yau Ting Tai resigned from her position as our Chief Financial Officer.

Effective on June 17, 2026, our Board appointed Ms. Mei Wang as our new Chief Financial Officer.

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Extraordinary Meeting

On July 22, 2026, we held an extraordinary meeting of our shareholders, at which our shareholders approved all of the resolutions described below:

●	Variation of Rights. The holders of our Class B Ordinary Shares, and separately, our shareholders, each approved a variation the rights of our Class B Ordinary Shares such that (i) each Class B Ordinary Share shall confer upon a member the right to one hundred (100) votes (up from the previous twenty (20) votes per share), (ii) each Class A Ordinary Share shall continue to confer upon a member the right to one (1) vote and (iii) our Non-voting Ordinary Shares shall continue to confer no voting right to the holders thereof.

●	Increase in Authorized Shares. Our shareholders approved an increase in our authorized shares from a maximum of 600,000,000 shares of no par value each divided into 280,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares and 300,000,000 Non-voting Ordinary Shares to a maximum of 5,000,000,000 shares of no par value each divided into 2,333,333,333 Class A Ordinary Shares, 166,666,667 Class B Ordinary Shares and 2,500,000,000 Non-voting Ordinary Shares, by the creation of an aggregate of 4,400,000,000 shares consisting of 2,053,333,333 Class A Ordinary Shares, 146,666,667 Class B Ordinary Shares and 2,200,000,000 Non-voting Ordinary Shares.

●	Amendment and Restatement of Memorandum and Articles of Association. Our shareholders also approved an amendment and restatement of our Memorandum and Articles of Association to reflect the foregoing changes.

●	Consolidation of Shares. Our shareholders approved one or more consolidations of our issued and unissued Class A Ordinary Shares, Class B Ordinary Shares and Non-voting Ordinary Shares (“Share Consolidations”) at a ratio and from an effective date to be determined by our Board in its absolute discretion within two years after July 22, 2026; provided that the accumulative consolidation ratio for all such Share Consolidation(s) shall be no greater than 2,000-for-1.

July 2026 Private Placement

On July 20, 2026, we entered into a Securities Purchase Agreement with certain purchasers thereto, pursuant to which we agreed to issue and sell, in a private placement, an aggregate of $5,000,000 of securities, consisting of 20,000,000 Class A Ordinary Shares, at a purchase price of $0.25 per share. The private offering closed on July 20, 2026.

August 2026 Private Placement

On August 25, 2026, we entered into a Securities Purchase Agreement with certain purchasers signatory thereto, pursuant to which we agreed to issue and sell, in a private placement, an aggregate of $6,720,000 of securities, consisting of 40,000,000 Class A Ordinary shares, at a purchase price of $0.168 per share. The foregoing private placement closed on August 25, 2026.

Corporate Information

Our principal executive office is located at Suite 5A, 15/F, Sino Plaza, 255-257 Gloucester Road, Causeway Bay, Hong Kong. Our telephone number at such address is +852 2889 8778. Our registered office in the BVI is located at Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent for service of process in the United States in connection with offerings of securities under the registration statement of which this prospectus forms a part.

We maintain a website at www.meglmagic.com. Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the U.S. Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which could occur if the market value of our common equity that are held by non-affiliates is US$700 million or more as of the last business day of our most recently completed second fiscal quarter.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

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The Offering

Issuer:	Magic Empire Global Limited

Securities offered by us:

2,678,572 Units, with each Unit consisting of one Class A Ordinary Share and one Warrant.

The Class A Ordinary Shares can be purchased in this offering only with the accompanying Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. See “Description of the Securities We Are Offering” in this prospectus supplement for more information.

This prospectus supplement also relates to the offering of the Warrant Shares issuable upon exercise of the Warrants.

Class A Ordinary Shares offered by us pursuant to this prospectus supplement:	2,678,572 Class A Ordinary Shares included in the Units and 24,107,148 Class A Ordinary Shares underlying the Warrants.

Warrants offered by us pursuant to this prospectus supplement:

2,678,572 Warrants

The Warrants will become exercisable beginning on upon issuance at an initial exercise price of $1.12.

If at the time of any exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder, in lieu of making the cash payment to us upon such exercise, the holder may elect instead to receive upon a “cashless exercise” (either in whole or in part) the number of Class A Ordinary Shares determined according to the formula set forth in the Warrant.

A holder of the Warrants may also effect the zero exercise price option at any time while the Warrants are outstanding. Notwithstanding the stated cash exercise price of $1.12 per Class A Ordinary Share and the cashless exercise based on the same initial exercise price, the zero exercise price option allows exercise of the Warrants for no additional consideration. In addition, the number of Class A Ordinary Shares that investors would receive under the zero exercise price option will be more than such number of Class A Ordinary Shares that would be issuable upon a cash exercise or cashless exercise. As a result, there is no practical or financial incentive for holders of the Warrants to exercise the Warrants via cash exercise or cashless exercise and we do not expect to receive any proceeds from the exercise of the Warrants overall.

The Warrants will expire within one year following the initial exercise date. For a further description of the Warrants, see “Description of the Securities We Are Offering — Warrants.”

Offering Price:	$1.12 per Unit

Ordinary shares issued and outstanding before this offering:	64,064,050 Class A Ordinary Shares and 1,000,000 Class B ordinary shares.

Ordinary shares issued and outstanding immediately after this offering(1):	66,742,622 Class A Ordinary Shares and 1,000,000 Class B ordinary shares.

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $2.54 million after deducting the placement agent fee and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 8 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Symbol:	“MEGL”

(1)	The number of our ordinary shares issued and outstanding immediately after this offering is based on 64,064,050 Class A Ordinary Shares and 1,000,000 Class B ordinary shares issued and outstanding as of September 25, 2026 and 2,678,572 Class A Ordinary Shares to be issued in this offering and excludes:

●	24,107,148 Class A Ordinary Shares issuable upon the exercise of the Warrants issued in this offering, assuming no issuance of the Class A Ordinary Shares upon the “zero exercise” of the Warrants.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, filed with the SEC on April 10, 2026, together with all other information contained or incorporated by reference in this prospectus supplement, before making an investment decision.

Risk Relating to this Offering, Our Class A Ordinary Shares and the Warrants

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

Our dual class share structure with different voting rights may result in a lower or more volatile market price of our Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of our Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of our shareholders, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to hundred (100) votes. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances. Only our Class A Ordinary Shares are listed on Nasdaq.

As of the date of this prospectus, we had an aggregate of 64,064,050 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, with the holders of Class B Ordinary Shares representing approximately 60.95% of the total voting power. The holders of our Class B Ordinary Shares have substantially greater voting power than holders of our Class A Ordinary Shares on a per-share basis. The 1,000,000 Class B Ordinary Shares carry an aggregate of 100,000,000 votes, compared with one vote per Class A Ordinary Share. Accordingly, depending on the number of Class A Ordinary Shares outstanding, the holders of our Class B Ordinary Shares may be able to exercise significant influence over, or potentially control, the outcome of matters submitted to shareholders for approval, including the election or removal of directors, mergers, consolidations, dispositions of substantially all of our assets and other significant corporate transactions.

The interests of the holders of Class B Ordinary Shares may differ from, or conflict with, those of holders of our Class A Ordinary Shares. In circumstances where the interests of the holders of Class B Ordinary Shares differ from those of our other shareholders, the holders of Class B Ordinary Shares may be able to cause or prevent corporate actions to be taken regardless of whether such actions are favored by holders of our Class A Ordinary Shares. In addition, the existence of the dual class structure may have the effect of reducing the ability of holders of our Class A Ordinary Shares to influence our management and affairs and may delay, discourage or prevent a change in our control, even where such a transaction may be favored by other shareholders.

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The concentration of voting power resulting from our dual class share structure could therefore limit the ability of holders of our Class A Ordinary Shares to participate meaningfully in decisions affecting us and could adversely affect the value of our securities.

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

Future sales of our Class A Ordinary Shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Class A Ordinary Shares or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Ordinary Shares issued upon the exercise of our outstanding options and warrants, if any, could further dilute the holdings of our then existing shareholders.

If you purchase our Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares, and future sales or dilution of our equity, including the issuance of shares from Warrants exercises which will result in severe dilution, could adversely affect the market price of our Class A Ordinary Shares.

The public offering price will be substantially higher than the as adjusted net tangible book value per Class A Ordinary Shares after this offering. Investors purchasing our Class A Ordinary Shares in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. As a result, investors purchasing Class A Ordinary Shares in this offering will incur immediate dilution. To the extent outstanding options or warrants are exercised, if any, new stock options are issued or we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors. As a result of the dilution to investors purchasing Class A Ordinary Shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Additionally, due to the zero exercise price provisions of the Warrants and the significantly increased number of Class A Ordinary Shares issuable upon such exercise, you may incur additional significant dilution.

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You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares. We cannot assure you that we will be able to sell of our Class A Ordinary Shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

If we cannot continue to satisfy the continued listing requirements and other Nasdaq rules, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on Nasdaq. In order to maintain our listing on Nasdaq, we are required to comply with applicable Nasdaq rules, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If a delisting were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq or another U.S. national securities exchange, we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a shareholder until they acquire our Class A Ordinary Shares.

Until holders acquire our Class A Ordinary Shares upon exercise of such warrants, holders will have no rights with respect to the Class A Ordinary Shares issuable upon exercise of Warrants. Upon exercise of the Warrants, such holders will be entitled to exercise the rights of shareholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants at the time that the warrant holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments to the holders or net cash settle such Warrants. As a result, the number of Class A Ordinary Shares that holders of our Warrants will receive upon exercise of the Warrants will be fewer than it would have been had such holders exercised their Warrants for cash. We will use our commercially reasonable efforts to maintain a current and effective prospectus relating to the Warrant Shares until the expiration of such Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in us may be reduced.

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We will likely not receive any additional funds upon the exercise of the Warrants.

Each Warrant contains a cashless exercise provision which provides that a holder may effect a “cashless exercise”, if at the time of any exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder. Accordingly, we will not receive any or any meaningful additional funds upon the cashless exercise of the Warrants.

In addition, the Warrants may be exercised by way of a zero exercise price option, in which the Warrants shall be exercised, without payment of any additional cash or other consideration to the Company, for a number of Class A Ordinary Shares determined pursuant to a formula set forth in the Warrants. Accordingly, it is highly unlikely that a holder of the Warrants would wish to pay an exercise price in cash to receive Class A Ordinary Shares. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Warrants.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The public offering price was set by our Board and does not necessarily indicate the actual or market value of our Class A Ordinary Shares.

Our Board, or a committee designated by our Board, has approved the public offering price and other terms of this offering after considering, among other things, the current market price of our Class A Ordinary Shares, trading prices of our Class A Ordinary Shares over time, the volatility of our Class A Ordinary Shares, our current financial condition and the prospects for our future cash flows, the availability of and likely cost of capital of other potential sources of capital, the characteristics of interested investors and market and economic conditions at the time of the offering. The public offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of the Class A Ordinary Shares.

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

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We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and the value of any investment in our Class A Ordinary Shares could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.54 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DIVIDEND POLICY

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our Board. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus supplement.

Cash is transferred through our organization in the following manner: (i) funds are transferred to our subsidiaries from MEGL as needed in the form of capital contributions or shareholder loans, as the case may be, and (ii) dividends or other distributions may be paid by our subsidiaries to MEGL.

MEGL has the power and capacity under the laws of the BVI to provide funding to our subsidiaries in Hong Kong subject to certain restrictions laid down in the BVI Business Companies Act, 2004 (“BVI Act”) and our Memorandum and Articles of Association. Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

For the subsidiaries to transfer cash to MEGL, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between MEGL and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to MEGL and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong subsidiaries in Hong Kong through intermediate holding companies. As of the date of this prospectus supplement, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other. Other than the above, we have not adopted and we do not maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to MEGL and to settle amounts owed under any applicable agreements as of the date of this prospectus supplement.

For the years ended December 31, 2025 and 2024, we did not declare or paid any dividends in relation to our retained profit.

We do not expect to pay dividends on our Ordinary Shares and settle amounts owed under our operating structure in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operations and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 60,000,000 Class A Ordinary Shares since December 31, 2025 and prior to the date hereof, including the issuances in the July 2026 Private Placement and the August 2026 Private Placement; and

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 2,678,572 Units at an offering price of $1.12 per Unit, with each Unit consisting of one Class A Ordinary Share and one Warrant, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of December 31, 2025		Pro Forma,
	Actual	Pro Forma	as Adjusted
	US$(1)	US$(1)	US$(1)
Cash	$15,511,392	$27,231,392	$29,941,392.59
Total liabilities	$592,496	$592,496	$592,496
Shareholders’ equity:
Ordinary Shares, 600,000,000 shares authorized without par value comprising:
4,064,050 Class A Ordinary shares issued and outstanding as of December 31, 2025 (Actual) 64,064,050 Class A Ordinary shares issued and outstanding (Pro Forma) 66,742,622 Class A Ordinary shares issued and outstanding (Pro Forma as Adjusted)	$1,631	$1,631	$1,631
1,000,000 Class B Ordinary shares issued and outstanding as of December 31, 2025	402	402	402
Additional paid in capital	$17,815,433	$29,535,433	$32,245,433.59
Accumulated deficit	$(2,241,895)	$(2,241,895)	$(2,241,895)
Total shareholders’ equity	$15,575,571	$27,295,571	$30,005,571.59
Total capitalization	$16,168,067	$27,888,067	$30,598,067.59

(1)	Amounts converted from Hong Kong dollars to U.S. dollars at a rate of US$1 = HK$7.833, which was the noon buying rate on December 31, 2025, as published in H.10 statistical release of the United States Federal Reserve Board.
(2)	Total capitalization represents the sum of total liabilities and shareholders’ equity.

The above discussion and table are based on 64,064,050 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares outstanding as of December 31, 2025 and excludes:

●	2,678,572 Class A Ordinary Shares issuable upon the exercise of the Warrants issued in this offering, assuming no issuance of the Class A Ordinary Shares upon the “zero exercise” of the Warrants.

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DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Class A Ordinary Shares after this offering.

Our net tangible book value on December 31, 2025, was approximately $15.58 million, or $3.83 per Class A Ordinary Share. Upon our issuance of 60,000,000 Class A Ordinary Shares subsequent to December 31, 2025 and prior to the date hereof, including the issuances in the July 2026 Private Placement and the August 2026 Private Placement, for approximately $11.72 million, our adjusted net tangible book value on December 31, 2025 would have been approximately $27.30 million, or $0.43 per Class A Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving further effect to the issuance of 2,678,572 Units, each consisting of one Class A Ordinary Share and one Warrant, of approximately $3.0 million in this offering at an offering price of $1.12 per Unit, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our adjusted net tangible book value on December 31, 2025 would have been approximately $30.09 million, or approximately $0.45 per Class A Ordinary Share. This represents an immediate increase of net tangible book value of $0.02 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.67 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per Unit		$1.12
Historical net tangible book value per Class A Ordinary Share as of December 31, 2025	$3.83
Decrease in net tangible book value per Class A Ordinary Share attributable to the pro forma adjustments described above	$3.41
Pro forma net tangible book value per Class A Ordinary Share as of December 31, 2025	$0.43
Increase in pro forma net tangible book value per Class A Ordinary Share attributable to this offering	$0.02
Pro forma as adjusted net tangible book value per Class A Ordinary Share after giving effect to this offering		$0.45
Dilution per Class A Ordinary Share to new investors purchasing shares in this offering		$0.67

The above discussion and table are based on 64,064,050 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares outstanding as of December 31, 2025 and excludes:

●	24,107,148 Class A Ordinary Shares issuable upon the exercise of the Warrants issued in this offering, assuming no issuance of the Class A Ordinary Shares upon the “zero exercise” of the Warrants.

To the extent that we grant options or other awards or issue additional warrants and/or Ordinary Shares in the future and to the extent that certain anti-dilution adjustments in the number of Class A Ordinary Shares issuable upon the exercise of the Warrants are required to be made, there may be further dilution.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

General

We are a BVI company and our affairs are governed by our Memorandum And Articles Of Association, the BVI Act, and the common law of the BVI.

As of the date of this prospectus supplement, we are authorized to issue a maximum of 5,000,000,000 shares of no par value each divided into (i) 2,333,333,333 Class A Ordinary Shares with no par value each; (ii) 166,666,667 Class B Ordinary Shares with no par value each; and (iii) 2,500,000,000 Non-voting Ordinary Shares with no par value each.

A description of our Ordinary Shares is set forth in the accompanying base prospectus, beginning on page 9.

A description of the Warrants we are offering is set forth below.

Warrants

The following summary of certain terms and conditions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

General. Units each consisting of one Class A Ordinary Share and one Warrant initially exercisable to purchase one Class A Ordinary Share, are being offered. The Warrants may initially be exercised to purchase up to 24,107,148 Class A Ordinary Shares in aggregate.

Duration and Exercise Price. Each Warrant shall be exercisable into nine Class A Ordinary Shares at an exercise price of $1.12 per share. The Warrants will be immediately exercisable upon issuance and will be exercisable for a one-year period from the date of issuance. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price.

Exercisability. The Warrants are exercisable at the option of the holder at any time on or after the issuance date until one year from the issuance date. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of our outstanding Class A Ordinary Shares immediately after exercise.

Cashless Exercise and Zero Exercise Price Option. If at the time of exercise of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Class A Ordinary Shares issuable upon exercise of the Warrants, then the Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of Class A Ordinary Shares determined according to a formula set forth in the Warrants.

A holder of the Warrants may also effect an exercise at a zero exercise price at any time while the Warrants are outstanding. Under the zero exercise price option, the holder of the Warrants, has the right to receive nine Class A Ordinary Shares for each Warrant exercised which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. In no event shall the maximum number of Warrant Shares exceed 24,107,148.

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Notwithstanding the cash exercise at the initial exercise price of $1.12 per Class A Ordinary Share and the cashless exercise based on the same initial exercise price, the zero exercise price option allows exercise of the Warrants for no additional consideration. In addition, the number of Class A Ordinary Shares that investors will receive under the zero exercise price option will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. As a result, there is no practical or financial incentive for holders of the Warrants to exercise the Warrants via cash exercise or cashless exercise and we do not expect to receive any proceeds from the exercise of the Warrants overall.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The warrants will be governed by New York law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Ogier, our counsel as to the laws of the BVI, has advised us that the courts of the BVI are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) to entertain original actions brought in the BVI to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

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We have been advised by Ogier that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Ogier that the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such judgment did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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PLAN OF DISTRIBUTION

Chaince Securities, LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering, subject to the terms and conditions of a placement agency agreement (the “Placement Agency Agreement”) between the Placement Agent and us. The Placement Agent has no obligation to purchase or acquire any of the securities offered hereby and is not purchasing or selling any securities in this offering but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. The offering price and other terms of this offering have been determined pursuant to arm’s-length negotiations between us and the Investors. The Placement Agency Agreement will provide certain representations, warranties and covenants, including indemnifications, from us. We have entered into a securities purchase agreement with the Investors (the “Securities Purchase Agreement”) on September 28, 2026 pursuant to which we will sell to the investors 2,678,572 Units comprising one Class A Ordinary Share and one Warrant to initially purchase one Class A Ordinary Share. We negotiated the price for the securities offered in this offering with the Investors. The factors considered in determining the price included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into Securities Purchase Agreements directly with investors and we will only sell to investors who have entered into a Securities Purchase Agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 29, 2026, subject to customary closing conditions.

We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to pay the Placement Agent a non-accountable expense allowance equal to 1.0% of the aggregate gross proceeds received by us in this Offering. We also paid the Placement Agent a $50,000 sign-on fee in connection with entering into the Placement Agency Agreement.

The following table shows per ordinary share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the securities offered hereby:

	Per Unit	Total
Offering Price	$1.12	3,000,000.64
Placement Agent’s Fees(1)	$0.0784	210,000.04
Proceeds, before expenses, to us	$1.0416	2,790,000.60

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.54 million.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the Ordinary Shares and Warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

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●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Lock-Up Agreements

Our directors, officers, and affiliates (the “Lock-up Parties”) have entered into customary “lock-up” agreements pursuant to which such persons and entities have agreed, for a period of 60 days from the date of the Securities Purchase Agreement that they shall neither, without the Placement Agent’s prior written consent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Class A Ordinary Shares or any securities convertible into or exchangeable or exercisable for Class A Ordinary Shares, whether then owned or thereafter acquired by the Lock-up Parties or with respect to which the Lock-up Parties has or thereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Ordinary Shares or other securities, in cash or otherwise, subject to certain conditions and exceptions.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “MEGL.”

LEGAL MATTERS

We are being represented by Torres & Zheng at Law, P.C. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered hereby and legal matters as to BVI law will be passed upon for us by Ogier. KLJ Law Group, P.C., is counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements of Magic Empire Global Limited incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file or furnish with them into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede information contained in this prospectus supplement and the accompanying base prospectus.

The following documents previously filed or furnished with the SEC are incorporated by reference in this prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 10, 2026;

●	the Company’s Reports on Forms 6-K furnished with the SEC on June 15, 2026, June 18, 2026, July 14, 2026, July 27, 2026, July 27, 2026, August 11, 2026, August 28, 2026, and September 16, 2026; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (File No. 001-41467) filed with the SEC on August 4, 2022, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules (unless we specifically state in such furnished material that such document or information is incorporated into the registration statement of which this prospectus supplement is a part).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Magic Empire Global Limited, Suite 5A, 15/F, Sino Plaza, 255-257 Gloucester Road, Hong Kong, Attention: Mei Wang, Telephone: +852 2889 8778.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a website at www.meglmagic.com. Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus.

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PROSPECTUS

MAGIC EMPIRE GLOBAL LIMITED

US$200,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Rights

Units

We may from time to time in one or more offerings offer and sell our Class A Ordinary Shares, debt securities, warrants, rights, either individually or as units composed of one or more of the other securities. We refer to our Class A Ordinary Shares, debt securities, warrants, s rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

The aggregate offering price of the securities issued under this prospectus may not exceed $200,000,000. We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 25 of this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “MEGL.” On September 3, 2026, the reported sale price of our Class A Ordinary Shares on Nasdaq was $1.26 per share. As of September 8, 2026, there were 62,425,800 Class A Ordinary Shares held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form F-3, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates (also referred to as “public float”) was approximately $78,656,508. Since our public float exceeds $75 million, this Registration Statement is filed pursuant to General Instruction I.B.1. of Form F-3, and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000. In no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We have a dual-class share structure such that our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares with disparate voting powers. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one (1) vote per share, while holders of Class B ordinary shares will be entitled to one hundred (100) votes per share based on our dual-class share structure.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 8 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

Neither MEGL nor our subsidiaries conduct any business in Mainland China, and our operations are only located in Hong Kong. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in Mainland China may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like MEGL. Such governmental actions, if and when they occur:

●	could result in a material change in our operations and/or the value of our Class A ordinary shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors; and

●	may cause the value of our Class A ordinary shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A ordinary shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A ordinary shares to significantly decline or become worthless. In addition, during the year ended December 31, 2024, we provided financial advisory and independent financial advisory services and compliance advisory services to eight clients whose principal operations were located in the Mainland China, accounting for approximately 18.8% of our total revenue, any modified or new laws and regulations of the PRC government may have significant impact to our clients whose principal operations were located in the Mainland China which will in turn adversely impact our revenue, results of operations and the value of our shares.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and it has not provided any IPO sponsorship and underwriting services to client who have principal operations in the Mainland China when the Trial Measures were in effect and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. However, during the year ended December 31, 2024, the Group provided financial advisory and independent financial advisory services and compliance advisory services to eight clients whose principal operations were located in the Mainland China, accounting for approximately 18.8% of our total revenue, it may subject to the requirements of the Trial Measures and that CSRC rules and regulations may apply to the Group in the future. In addition, while the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies.

These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A ordinary shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A ordinary shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and we have not provided any IPO sponsorship and underwriting services to client who have principal operations in the Mainland China when the Trial Measures were in effect and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. We also understand that MEGL, GFHL, GCL, GIL, MEIL and GCSL are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. During the year ended December 31, 2025, we provided financial advisory and independent financial advisory services and compliance advisory services to certain clients whose principal operations were located in the Mainland China, we may subject to the requirements of the Trial Measures and that CSRC rules and regulations may apply to us in the future.  In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless. In addition, while the Company has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Marcum Asia CPAs LLP’s compliance with applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis.

As a holding company, MEGL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. MEGL has the power and capacity under the laws of the BVI and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong through loans or capital contributions. MEGL’s subsidiaries are permitted under the laws of Hong Kong to provide funding to MEGL through dividend distributions. If any of MEGL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to MEGL. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years December 31, 2025 and 2024, MEGL declared and paid dividend of nil and nil, respectively. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries, GFHL, GCL, GIL, MEIL and GCSL by way of dividend payments.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [     ], 2026

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also supplement, update or amend information contained in this prospectus.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated by reference herein and the additional information described under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.” This prospectus does not contain all of the information included in the registration statement. You may review the registration statement, including its exhibits, as described under “Where You Can Find More Information About Us.”

Statements contained in this prospectus or any applicable prospectus supplement regarding the provisions of any agreement or other document are summaries and are not necessarily complete. If an agreement or document has been filed as an exhibit to the registration statement or to a document incorporated by reference, you should refer to that exhibit for the complete terms of the agreement or document.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus authorized by us. We have not authorized any person to provide you with different or additional information. You should not assume that the information contained or incorporated by reference in any of these documents is accurate as of any date other than the respective date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“Company,” “Group,” “we,” “us” and “our” refer to Magic Empire Global Limited and its subsidiaries.

“Class A Ordinary Shares” refers our Class A ordinary shares, no par value.

“Class B Ordinary Shares” refers our Class B ordinary shares, no par value.

“GCL” refers to Giraffe Capital Limited.

“GCSL” refers to Giraffe Corporate Services Limited.

“GEM Listing Rules” refers to the Rules Governing the Listing of Securities on GEM, as amended, supplemented or otherwise modified from time to time.

“GFHL” refers to Giraffe Financial Holdings Limited.

“GIL” refers to Giraffe Investment Limited.

“HKD” or “HK$” refers to the legal currency of Hong Kong.

“Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time.

“Mainland China” refers to the mainland of the People’s Republic of China, excluding Hong Kong and Macau;

“MEGL” refers to Magic Empire Global Limited.

“MEIL” refers to Magic Empire Investment Limited.

“Operating Subsidiaries” refers to Giraffe Capital Limited, Giraffe Investment Limited, Magic Empire Investment Limited and Giraffe Corporate Services Limited.

“PRC” or “China” refers to the People’s Republic of China, including, for the purpose of this prospectus, Hong Kong and Macau.

“SFC” refers to Securities and Futures Commission of Hong Kong.

“Stock Exchange” refers to the Stock Exchange of Hong Kong Limited.

“U.S. dollars” or “$” refers to the legal currency of the United States.

“WVHL” refers to Wishing Vision Holdings Limited.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These forward-looking statements include, but are not limited to, statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	the impact of widespread health developments and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities, and the availability of effective vaccines or treatments.

These statements are subjective. Therefore, they involve known and unknown risks.

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They are based largely on our current expectations and projections about future events and financial trends, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, for reasons connected with measuring future developments, including:

1.	the correct measurement and identification of factors affecting our business;

2.	the extent of their likely impact; and/or

3.	the accuracy and completeness of the publicly available information regarding the factors upon which our business strategy is based.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause actual performance or results to differ materially from those contained in forward-looking statements include, but are not limited to, those factors discussed under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report (defined below) that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

OUR COMPANY

This prospectus summary highlights selected information included elsewhere in or incorporated by reference into this prospectus and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a financial services provider in Hong Kong which principally engage in the provision of corporate finance advisory services. Our service offerings mainly comprise the following:

IPO sponsorship services: We act as sponsors to companies pursuing listing on the Main Board (the “Main Board”) of the Stock Exchange of Hong Kong Limited (the “Stock Exchange”) and GEM of the Stock Exchange (the “GEM”), advising and guiding them throughout the listing process in return for sponsor’s fee.

Financial advisory and independent financial advisory services: We act as (i) financial advisers (a) to our clients advising them on the terms and structures of the proposed transactions, and the relevant implications and compliance matters under the Hong Kong regulatory framework for listed companies such as the Listing Rules, the GEM Listing Rules and the Takeovers Code; and (b) to clients pursuing listing on other stock exchange; and (ii) independent financial advisers giving opinions or recommendations to the independent board committee and independent shareholders of listed companies, in return for advisory fee.

Compliance advisory services: We act as compliance advisers to listed companies on the Main Board and GEM and advise them on post-listing compliance matters in return for compliance advisory fee.

Corporate services: We provide corporate services which include accounting and financial reporting advisory, company secretarial services, internal control enhancement, investor relations advisory and other consulting services.

With the commencement of business of GCL, which was licensed to carry out Type 6 (advising on corporate finance) regulated activity in February 2017, we started to provide corporate finance advisory services, including IPO sponsorship services, financial advisory, independent financial advisory services and compliance advisory services. In September 2023, we commenced providing corporate services through GCSL.

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Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We are an active financial service provider with a proven track record

We stand out as a reputable financial services provider specializing in corporate finance in Hong Kong since the commencement of our business. We believe our active participation in the financial services industry, in particular corporate finance has gradually increased our brand awareness among investors and our proven track record will continue to build trust with our clients, which together will help us secure deals in the competitive market.

We have a strong client base

We serve a diverse and solid base of clients. We believe that market reputation and clients’ confidence in our services are indispensable to our continuous success. Our major clients are mainly listing applicants and listed companies in Hong Kong, as well as private companies and investors. Our clients engage in a diverse spectrum of industry sectors including online advertising, property development, property management services, supply chain management, manufacturing, chemicals, logistics, education, and natural resources and travel. A diversified client base will mitigate the negative effect to the demand for our services from those industry sectors which have cyclical behavior and are exposed to unpredictable downturns caused by fluctuations in market conditions.

We provide comprehensive corporate finance advisory services to our clients

We provide comprehensive corporate finance advisory services from pre-IPO, IPO to post-IPO stages to our clients to fulfil their varying needs. For instance, we act as pre-IPO financial advisor to our clients to provide advice to corporate structure, financial management, corporate governance and assist them to raise pre-IPO funding for expansion. We act as a sponsor in listing applications in Hong Kong during the IPO stage. We act as financial adviser to listed companies in Hong Kong advising them on transactions involving the Listing Rules or GEM Listing Rules, or as an independent financial adviser to independent board committees and independent shareholders of listed companies in Hong Kong rendering recommendations and opinions. We act as compliance adviser to listed companies in Hong Kong to ensure their ongoing compliance with the Listing Rules or GEM Listing Rules. We also act as financial advisers to our clients for other corporate finance advisory services and other corporate services. We believe our ability to provide comprehensive corporate finance advisory services, including IPO sponsorship services, financial advisory, independent financial advisory services and compliance advisory services to our clients, not only fulfils their varying needs at different stages, but also fosters our long-term solid relationship with them.

We believe our proven track record in the provision of corporate finance advisory services will help us retain and attract more clients which will then enable us to create synergies across different business lines, optimize our client coverage effort, create new business opportunities and in turn generate diversified sources of revenue and maximize our revenue.

We have experienced and competent management and professional staff

Our Group has a team of experienced and competent management who is responsible for directing and managing daily operations, monitoring and supervising compliance and risk management, overseeing financial condition and performance, allocating and budgeting human resources and formulating business strategies. Leveraging on their experience and network in the financial industry, we have been successfully expanding our client base and source of deals and transactions.

In addition to our experienced and competent senior management team, we have teams of professional staff. Together with our senior management team, our professional staff enables us to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients and procure new clients.

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Our Services

IPO sponsorship services

Our main responsibilities as a sponsor to listing applicants include: (i) guiding and advising listing applicants through the IPO process in respect of the Listing Rules and the GEM Listing Rules; (ii) leading, coordinating and managing the entire listing process including formulating timetable and offering strategies, advising the clients on the engagement of professional parties, anticipated costs and major milestones and challenges during the listing process; (iii) conducting due diligence (including conducting site visits and reviewing clients’ documents to understand clients’ major business operations, financial information, legal and compliance matters, conducting interviews with clients’ customers and suppliers and reviewing clients’ internal control matters and ensuring that the due diligence standards under Practice Note 21 to the Listing Rules or Practice Note 2 to the GEM Listing Rules (as the case may be) and the Code of Conduct are met) and assessing listing applicants’ suitability for listing; (iv) making submissions and addressing comments and matters raised by the regulators in connection with the listing application; (v) liaising with the intermediaries and underwriting syndicates; (vi) ensuring sufficient disclosure in the prospectus and application documents in compliance with the relevant regulatory requirements; (vii) assessing investors’ interests in the proposed listing; (viii) managing the process of the public offer to ensure it is conducted in a fair and orderly manner to ensure an open market for the shares to be issued under such public offer; and (ix) maintaining sufficient books and records to demonstrate that proper due diligence is conducted, contentions issues are investigated and how conclusions are reached.

We charge our clients an agreed-upon sponsor fee, which is determined with reference to, among others, the estimated time and amount of work required, the complexity of restructuring and listing issues required to be resolved before application for listing, intensity of listing timetable and the scope of due diligence. Our sponsor fee is generally payable by four instalments upon the occurrence of the milestone events defined in the mandate, namely, (i) signing of engagement letter; (ii) submission of listing application to the Stock Exchange; (iii) listing hearing; and (iv) upon listing.

Financial advisory and independent financial advisory services

As a financial adviser, our main responsibilities include advising the clients on: (i) the engagement of professional parties and coordinating the professional parties throughout the transaction; (ii) the structure of a transaction; (iii) legal and compliance; (iv) financial and treasury management; (v) internal control and risk management as well as recommending potential investors.

As an independent financial adviser, we are mainly responsible for conducting reviews and analyses on the proposed transactions and assessing the fairness and reasonableness of the terms of the proposed transactions. Upon such assessments, we issue our opinion letters to the independent board committee and/or independent shareholders of listed issuers with voting recommendations, which are incorporated in the circulars pursuant to the Listing Rules, and the GEM Listing Rules. We are also responsible for assisting our clients to obtain the necessary clearance or approval in relation to our opinion letters from the Stock Exchange and/or the SFC.

We generally charge clients a fixed fee for our financial advisory and independent financial advisory services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Compliance advisory services

We act as a compliance adviser for listed companies on both Main Board and GEM. Pursuant to the Listing Rules and the GEM Listing Rules, each newly listed company in Hong Kong is required to engage a compliance adviser to assist it to comply with these rules for an initial period commencing from the listing date to the date on which it complies with the requirements in respect of its financial results for the first full financial year commencing after the date of listing under the Listing Rules for Main Board listings or for the second full financial year commencing after the date of its initial listing under the GEM Listing Rules for GEM listings. At any time after the initial period, the Stock Exchange may direct the listed company to appoint a compliance adviser for a specified period and to undertake the compliance advisory role as may be specified by the Stock Exchange.

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As a compliance adviser, our main responsibilities include: (i) ensuring that clients are properly guided and advised as to compliance with the Listing Rules and the GEM Listing Rules (as the case may be); (ii) upon the clients notifying us of a proposed change in the use of proceeds of the initial public offering, discussing with the clients (a) their operating performance and financial condition by reference to their business objectives and use of issue proceeds as stated in the listing document; (b) compliance with the terms and conditions of any waivers granted from the Listing Rules or the GEM Listing Rules (as the case maybe); (c) whether any profit forecast or estimate in the listing document will be or has been met by the clients and advise the clients to notify the Stock Exchange and inform the public in a timely and appropriate manner; and (d) compliance with any undertakings provided by the clients and its directors at the time of listing, and, in the event of non-compliance, discuss the issue with the board of directors of the clients and make recommendations to the board regarding appropriate remedial steps; (iii) accompanying the clients to any meetings with the Stock Exchange, unless otherwise requested by the Stock Exchange; (iv) in relation to an application by the clients for a waiver from any of the requirements in Chapter 14A of the Listing Rules or Chapter 20 of the GEM Listing Rules (as the case maybe), advising the clients on their obligations and in particular the requirement to appoint an independent financial adviser; and (v) providing advices to the clients upon their requests before the publication of any regulatory announcement, circular or financial report, where a transaction which might be a notifiable or connected transaction is contemplated including share issues and share repurchases and where the clients proposes the change of the use of the proceeds of initial public offerings.

We generally charge clients a monthly fixed fee for our compliance advisory services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Corporate services

The corporate services include accounting and financial reporting advisory, company secretarial services, internal control enhancement, investor relations advisory and other consulting services.

We generally charge clients a monthly fixed fee or a fixed fee for our corporate services, which is determined on a case-by-case basis with reference to the scope of service to be provided and the expected time spent and required manpower for performing our services.

Corporate History and Structure

In May 2016, MEGL was incorporated under the laws of the BVI, as the ultimate holding company of our Group.

In June 2016, GFHL was incorporated under the laws of Hong Kong, as an intermediate holding company.

In June 2016, GCL was incorporated under the laws of Hong Kong to provide corporate finance services.

GCL was licensed to undertake Type 6 (Advising on corporate finance) regulated activity and act as sponsor by the SFC in February 2017.

In September 2022, GIL and MEIL were incorporated under the laws of Hong Kong as investment holding companies.

In August 2023, GCSL was incorporated under the laws of Hong Kong to provide corporate services.

In July 2026, WVHL was incorporated under the laws of the BVI, as an intermediate holding company.

Transfers of Cash To and From Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our Board. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

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Cash is transferred through our organization in the following manner: (i) funds are transferred to our subsidiaries from MEGL as needed in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our subsidiaries to MEGL.

MEGL has the power and capacity under the laws of the BVI to provide funding to our subsidiaries in Hong Kong subject to certain restrictions laid down in the BVI Act and memorandum and articles of association of MEGL. Under the BVI Act, a BVI company may make a dividend distribution to its shareholders if the directors are satisfied, on reasonable grounds, that such BVI company will, immediately after the distribution, satisfy the solvency test, meaning that the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

For the subsidiaries to transfer cash to MEGL, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between MEGL and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to MEGL and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong subsidiaries in Hong Kong through intermediate holding companies. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other. Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to MEGL and to settle amounts owed under any applicable agreements as of the date of this prospectus.

For the years ended December 31, 2024 and 2025, we declared and paid dividend of nil and nil, respectively in relation to our retained profit.

We do not expect to pay dividends on our ordinary shares and settle amounts owed under our operating structure in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operations and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CORPORATE INFORMATION

Our principal executive office is located at Suite 5A, 15/F, Sino Plaza, 255-257 Gloucester Road, Causeway Bay, Hong Kong. Our telephone number at this address is (+852) 3577 8770. Our registered office in the BVI is located at Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent for service of process in the United States in connection with offerings of securities registered under the registration statement of which this prospectus forms a part.

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The SEC maintains an internet website at www.sec.gov that contains reports, information statements and other information regarding issuers that file electronically with the SEC. Our website is located at www.meglmagic.com. Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus.

Additional information about us is included in the documents incorporated by reference into this prospectus, including our 2025 20-F (the “2025 Annual Report”) filed with the SEC on April 10, 2026. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any securities offered by this prospectus, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference into this prospectus, together with the other information contained or incorporated by reference in this prospectus and the risks and other information described in any applicable prospectus supplement or related free writing prospectus.

The risks described in those documents are not the only risks we face. Additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, results of operations, prospects or the value of our securities. If any of these risks occurs, you could lose all or part of your investment.

The risk factors included in a subsequently filed document incorporated by reference into this prospectus will update and supersede, to the extent inconsistent, the risk factors described in previously filed documents. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us for general corporate purposes. These purposes may include working capital, expansion and development of our existing businesses, capital expenditures, strategic investments or acquisitions, and the repayment or refinancing of indebtedness, if any.

The applicable prospectus supplement will describe the expected use of proceeds from a particular offering. The amount and timing of our actual expenditures will depend on numerous factors, including the amount of proceeds raised, our business and funding requirements and market conditions. Accordingly, our management will retain broad discretion in applying the net proceeds. Pending application of the net proceeds, we may invest them in short-term, interest-bearing, investment-grade instruments or hold them as cash or cash equivalents.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Class A Ordinary Shares;

●	debt securities;

●	warrants;

●	rights; and

●	units

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The following is a description of the terms and provisions of our Class A Ordinary Shares, debt securities, warrants rights and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the debt securities, warrants, and units, in certain cases, the Class A Ordinary Shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARES

We are a BVI company and our affairs are governed by our memorandum and articles of association, as amended from time to time, BVI Business Companies Act, 2004, which we refer to as the BVI Act below, and the common law of the BVI.

As of the date of this prospectus, we are authorized to issue a maximum of 5,000,000,000 shares of no par value each divided into (i) 2,333,333,333 Class A Ordinary Shares with no par value each; (ii) 166,666,667 Class B Ordinary Shares with no par value each; and (iii) 2,500,000,000 non-voting ordinary shares with no par value each.

The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and of the BVI Act, insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their shares. As at the date of this prospectus, there are 64,064,050 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares issued and outstanding  , respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is VStock Transfer, LLC.

Distributions

The holders of our shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meetings of the shareholders entitled to vote on such action and may be effected by a resolution in writing. At each general meeting, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share which such shareholder holds; each holder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one hundred (100) votes for each Class B Ordinary Share which such shareholder holds; and holder of non-voting ordinary share shall not be entitled to vote on any and all matters. There are no prohibitions to cumulative voting under the laws of the BVI, but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by resolutions of members.

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Meetings

We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice or such other date as may be specified in the notice, being a date not earlier than the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, our board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third (1/3) of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place, and at the adjourned meeting those who present within one hour from the time appointed for the meeting in person or by proxy entitled to vote on the matters to be considered by the meeting shall constitute a quorum but otherwise the meeting shall be dissolved. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

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Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either BVI law or our Memorandum and Articles of Association.

Transfer of shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any shares. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the shares unless (a) they are not fully paid up or on which our Company has a lien; or (b) in the case of a transfer to joint holders, the number of joint holders to whom the shares are to be transferred exceeds four (4).

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors or a resolution of members if we have no liabilities and we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities, provided that our shareholders have approved, by resolutions of members, a liquidation plan approved by the directors.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption of shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of members or resolution of directors:

●	amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

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●	subject to our Memorandum and Articles of Association, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

●	subject to our Memorandum and Articles of Association, consolidate our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

Our Memorandum and Articles of Association do not entitle us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Under BVI Law, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association (our charter), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association (our charter) on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Our Memorandum and Articles of Association (our charter) authorizes our board of directors to issue additional shares from authorized but unissued ordinary shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which governs companies incorporated in the state of Delaware.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

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A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Memorandum and Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the dates of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty days, then the company and the shareholder shall, within twenty days immediately following the expiration of the thirty-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

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Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

●	Prejudiced members: A shareholder who considers that the affairs of a company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside. There is no similar provision under Delaware law.

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●	Derivative actions: Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it. We would normally expect BVI courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative action in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders. Under Delaware law, a stockholder is eligible to bring a derivative action if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation.

This is the “continuous ownership” rule, which is a requirement for a stockholder to bring and maintain a derivative action. The law also requires the stockholder first to demand the Board of Directors of the corporation to assert the claims or the stockholder must state in the derivative action particular reasons why making such a demand would be futile.

●	Just and equitable winding up: In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down. Under Delaware law the court can use its equitable power of dissolution and appoint a receiver when fraud and gross mismanagement by corporate officers cause real imminent danger of great loss, and cannot be otherwise prevented.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our Company.

Directors’ fiduciary duties

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner that contravenes the BVI Act or our Memorandum and Articles of Association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our Memorandum and Articles of Association does permit shareholders to act by written consent. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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Cumulative voting

The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting either. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by Delaware business combinations statute.

Dissolution; Winding Up

Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

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Amendment of governing documents

As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Class A Ordinary Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

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●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights,” will apply to each unit and to each security included in each unit, respectively.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Ogier, our counsel as to the laws of the BVI, has advised us that the courts of the BVI are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) to entertain original actions brought in the BVI to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Ogier that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Ogier that the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such judgment did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangements;

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●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A Ordinary Shares which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

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In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

LEGAL MATTERS

We are being represented by Torres & Zheng at Law, P.C. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in any offering and legal matters as to BVI law will be passed upon for us by Ogier.   Torres & Zheng at Law, P.C. may rely upon Ogier, with respect to matters governed by BVI law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS

The financial statements of Magic Empire Global Limited incorporated by reference in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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The office of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, New York 10001.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing the content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://meglmagic.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 10, 2026 (File No. 001-41467) (the “2025 Annual Report”);

●	the Company’s Reports on Forms 6-K filed with the SEC on June 15, 2026, June 18, 2026, July 14, 2026, July 27, 2026, July 27, 2026, August 11, 2026, and August 28, 2026;

●	the description of the securities contained in our registration statement on Form 8-A filed with the SEC on August 4, 2022 (File No. 001-41467) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

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●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Magic Empire Global Limited

Suite 5A, 15/F, Sino Plaza

255-257 Gloucester Road

Causeway Bay, Hong Kong

Telephone: +852 3577-8770

Wangmei@megltech.com

Attention: Mei Wang

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

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2,678,572 Units

With Each Unit Consisting of One Class A Ordinary Share and One Warrant to Purchase One Class A Ordinary Share

2,678,572 Class A Ordinary Shares included in the Units
2,678,572 Warrants to Purchase up to 24,107,148 Class A Ordinary Shares

Up to 24,107,148 Class A Ordinary Shares Issuable upon Exercise of the Warrants

(which includes a zero cash exercise price option)

MAGIC EMPIRE GLOBAL LIMITED

Prospectus Supplement

Chaince Securities, LLC

September 28, 2026